Filed Pursuant to Rule 433
Registration Statement Nos. 333-204107, 333-204107-01
March 3, 2016

PRICING TERM SHEET

Issuer:	ConocoPhillips Company

Guarantor:	ConocoPhillips

Ratings*:	Baa2 (Moody’s); A (S&P); A- (Fitch)

Issue of Securities:	4.200% Notes due 2021

Principal Amount:	$1,250,000,000

Coupon:	4.200%

Interest Payment Dates:	Semi-annually on March 15 and September 15, commencing on September 15, 2016

Maturity Date:	March 15, 2021

Treasury Benchmark:	1.125% due February 28, 2021

U.S. Treasury Yield:	1.336%

Spread to Treasury:	+287.5 bps

Re-offer Yield:	4.211%

Initial Price to Public:	99.950%

Optional Redemption:

At any time for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date.  On or after February 15, 2021 (the date that is one month prior to the maturity date of the notes), at an amount equal to 100% of the principal amount of the notes redeemed, plus accrued but unpaid interest thereon to the redemption date.

Make-Whole Premium	T+45 bps

Settlement Date:	March 8, 2016

CUSIP/ISIN:	20826FAS5 / US20826FAS56

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

Mizuho Securities USA Inc.

Barclays Capital Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith
                                                                      Incorporated

Senior Co-Managers

BNP Paribas Securities Corp.

Credit Suisse Securities (USA) LLC

DNB Markets, Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Skandinaviska Enskilda Banken AB (publ)

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Mizuho Securities USA Inc. toll-free at 866-271-7403, Barclays Capital Inc. toll-free at 888-603-5847, HSBC Securities (USA) Inc. at 866-811-8049 or J.P. Morgan Securities LLC collect at 212-834-4533.

Issuer:	ConocoPhillips Company

Guarantor:	ConocoPhillips

Ratings*:	Baa2 (Moody’s); A (S&P); A- (Fitch)

Issue of Securities:	4.950% Notes due 2026

Principal Amount:	$1,250,000,000

Coupon:	4.950%

Interest Payment Dates:	Semi-annually on March 15 and September 15, commencing on September 15, 2016

Maturity Date:	March 15, 2026

Treasury Benchmark:	1.625% due February 15, 2026

U.S. Treasury Yield:	1.830%

Spread to Treasury:	+312.5 bps

Re-offer Yield:	4.955%

Initial Price to Public:	99.960%

Optional Redemption:

At any time for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date.  On or after December 15, 2025 (the date that is three months prior to the maturity date of the notes), at an amount equal to 100% of the principal amount of the notes redeemed, plus accrued but unpaid interest thereon to the redemption date.

Make-Whole Premium:	T+50 bps

Settlement Date:	March 8, 2016

CUSIP/ISIN:	20826FAQ9 / US20826FAQ90

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

Mizuho Securities USA Inc.

Barclays Capital Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith
                                                                      Incorporated

Senior Co-Managers

BNP Paribas Securities Corp.

Credit Suisse Securities (USA) LLC

DNB Markets, Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Skandinaviska Enskilda Banken AB (publ)

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Mizuho Securities USA Inc. toll-free at 866-271-7403, Barclays Capital Inc. toll-free at 888-603-5847, HSBC Securities (USA) Inc. at 866-811-8049 or J.P. Morgan Securities LLC collect at 212-834-4533.

Issuer:	ConocoPhillips Company

Guarantor:	ConocoPhillips

Ratings*:	Baa2 (Moody’s); A (S&P); A- (Fitch)

Issue of Securities:	5.950% Notes due 2046

Principal Amount:	$500,000,000

Coupon:	5.950%

Interest Payment Dates:	Semi-annually on March 15 and September 15, commencing on September 15, 2016

Maturity Date:	March 15, 2046

Treasury Benchmark:	3.000% due November 15, 2045

U.S. Treasury Yield:	2.649%

Spread to Treasury:	+337.5 bps

Re-offer Yield:	6.024%

Initial Price to Public:	98.977%

Optional Redemption:

At any time for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date.  On or after September 15, 2045 (the date that is six months prior to the maturity date of the notes), at an amount equal to 100% of the principal amount of the notes redeemed, plus accrued but unpaid interest thereon to the redemption date.

Make-Whole Premium:	T+50 bps

Settlement Date:	March 8, 2016

CUSIP/ISIN:	20826FAR7 / US20826FAR73

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

Mizuho Securities USA Inc.

Barclays Capital Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith
                                                                      Incorporated

Senior Co-Managers

BNP Paribas Securities Corp.

Credit Suisse Securities (USA) LLC

DNB Markets, Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Skandinaviska Enskilda Banken AB (publ)

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Mizuho Securities USA Inc. toll-free at 866-271-7403, Barclays Capital Inc. toll-free at 888-603-5847, HSBC Securities (USA) Inc. at 866-811-8049 or J.P. Morgan Securities LLC collect at 212-834-4533.